UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2016, the Compensation Committee of the Board of Directors of CSX Corporation (“CSX” or the “Company”) approved and adopted a new long term incentive program that seeks to motivate and reward certain employees. The program is comprised of three components—Performance Units, Restricted Stock Units and Stock Options—which will account for 50%, 25% and 25% of the awards, respectively. This composition represents a change from the previous long term incentive program, which was compromised of two components—Performance Units and Restricted Stock Units—which accounted for 75% and 25% of the awards, respectively. The previous long term incentive program is attached to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 13, 2015.

On February 10, 2016, pursuant to the CSX 2016-2018 Long-Term Incentive Plan (the “Plan”), the Company awarded Performance Units and included the specific target grants set forth next to each executive’s name in the table below. Potential payouts range from zero to 200% of the target awards depending on Company performance against predetermined goals. Performance Units will be paid out, if at all, in the form of shares of CSX common stock in early 2019, after the conclusion of the three-year performance cycle. Payouts for certain executive officers are subject to downward adjustment by up to 30% based upon total shareholder return relative to specified comparator groups.

Payouts of the Performance Units will be based on the achievement of goals related to Operating Ratio (“OR”) and Return On Assets (“ROA”), with each measure excluding nonrecurring items as disclosed in the Company’s financial statements. The 2016-2018 cycle will measure cumulative OR and average ROA from the beginning of 2016 through the end of 2018. OR and ROA will each comprise 50% of the total payout opportunity for participants and each will be measured independently of the other.

OR is defined as operating expense divided by operating revenue. ROA will be calculated using tax-adjusted operating income divided by net property, which is defined as gross property less accumulated depreciation.

Pursuant to the long term incentive program, Restricted Stock Units and Stock Options were also awarded on February 10, 2016 as set forth next to each executive’s name in the table below. The Restricted Stock Units and Stock Options will vest on February 10, 2019, assuming the completion of the three-year vesting period. The Restricted Stock Units will be settled by delivery of a number of shares of CSX common stock equal to the number of Restricted Stock Units granted. If unexercised, the Stock Options will expire on February 10, 2026.

Executive	Performance Units	Restricted Stock Units	Stock Options
Michael J. Ward	174,554	87,277	495,595
Clarence W. Gooden	48,487	24,244	137,665
Fredrik J. Eliasson	38,790	19,395	110,132
Frank A. Lonegro	29,092	14,546	82,599
Cindy M. Sanborn	38,790	19,395	110,132
Ellen M. Fitzsimmons	29,092	14,546	82,599
Lisa A. Mancini	23,274	11,637	66,079

The number of Performance Units and Restricted Stock Units was based on the average closing price of CSX common stock for November 2015, December 2015 and January 2016 of $25.78. The number of Stock Options was calculated based on the Black-Scholes value of $4.54, which was determined using the average closing price of CSX common stock for November 2015, December 2015 and January 2016 of $25.78.

The foregoing description of the awards made pursuant to the long term incentive program and the Plan is qualified in its entirety by reference to the Plan, the form of Restricted Stock Unit Agreement and the form of Stock Option Agreement, which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

On February 9, 2016, the Compensation Committee also took the following actions, effective as of that date.

The Compensation Committee approved an increase in base salary for Ellen M. Fitzsimmons, Executive Vice President, General Counsel and Corporate Secretary, from $550,000 to $625,000. Her short-term incentive opportunity will remain equal to 80% of her annual base salary. Ms. Fitzsimmons will also continue to be eligible to receive long-term equity incentive awards (in the form of Performance Units, Restricted Stock Units and Stock Options) with a targeted value of $1.5 million.

In conjunction with Lisa A. Mancini’s promotion from Senior Vice President and Chief Administrative Officer to Executive Vice President and Chief Administrative Officer, the Compensation Committee approved an increase in her annual base salary from $500,000 to $550,000. Ms. Mancini’s short-term incentive opportunity will remain equal to 80% of her annual base salary. Ms. Mancini will also continue to be eligible to receive long-term equity incentive awards (in the form of Performance Units, Restricted Stock Units and Stock Options) with a targeted value of $1.2 million.

Also on February 9, 2016, in connection with his previously announced promotion to Executive Vice President and Chief Financial Officer, Frank A. Lonegro and the Company entered into a Change of Control Agreement pursuant to which Mr. Lonegro will be entitled to 2.99 times his annual base salary plus target bonus in the event he (i) is terminated other than for cause, (ii) resigns for good reason or (iii) experiences a constructive termination, in each case within three years of a change in control of the Company. The foregoing description of the change of control agreement does not purport to be complete and is qualified in its entirety by reference to the form of Change of Control Agreement, which is attached as Exhibit 10.4 and incorporated herein by reference.

The Compensation Committee also approved three additional $500,000 Restricted Stock grants for each of Frederik J. Eliasson, Executive Vice President and Chief Sales and Marketing Officer; Frank A. Lonegro, Executive Vice President and Chief Financial Officer; and Cindy M. Sanborn, Executive Vice President and Chief Operating Officer of the Company’s principal operating subsidiary, CSX Transportation, Inc. Each of these grants will vest on February 10, 2021. The foregoing description of the Restricted Stock grants does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

The Board of Directors also approved an increase in the long-term incentive equity award value for Michael J. Ward, the Company’s Chairman and Chief Executive Officer, from $7 million to $9 million, effective February 10, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are being filed as part of this report:

10.1	CSX 2016-2018 Long Term Incentive Plan

10.2	Form of Restricted Stock Unit Agreement

10.3	Form of Stock Option Agreement

10.4	Form of Change of Control Agreement

10.5	Form of Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Carolyn T. Sizemore
Name:	Carolyn T. Sizemore
Title:	Vice President and Controller (Principal Accounting Officer)

DATE: February 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	CSX 2016-2018 Long Term Incentive Plan

10.2	Form of Restricted Stock Unit Agreement

10.3	Form of Stock Option Agreement

10.4	Form of Change of Control Agreement

10.5	Form of Restricted Stock Agreement